Exhibit 3.2

                                    BY - LAWS

                                       OF

                       EVEREST REINSURANCE HOLDINGS, INC.

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS
                             -----------------------

         Section 1. The annual meeting of the stockholders of the corporation shall be held on a date and time designated by the Board of Directors for the election of directors and the transaction of such other business as may properly come before the meeting. Unless otherwise determined by the Board of Directors, such meeting shall be held at the principle executive office of the corporation.

         Section 2. Special meetings of the stockholders, except those regulated otherwise by statute or the Certificate of Incorporation, may be called at any time by the Chairman of the Board and Chief Executive Officer, the President, or the Board of Directors, and shall be called by the Chairman of the Board and Chief Executive Officer, the President, or the Secretary upon the request of a majority of the Board of Directors or of the holders of the majority of the outstanding shares entitled to vote, made to the Chairman of the Board and Chief Executive Officer, the President, or the Secretary in writing, stating the purpose or purposes of the proposed meeting.

         Section 3. Written notice of each meeting of stockholders stating the date, time and place, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by serving a copy of such notice upon each stockholder entitled to vote at such meeting, either personally, by facsimile or by mail, not less than ten nor more than sixty days before the date of the meeting. If mailed, such copy shall be addressed to each such stockholder at his address as it appears on the records of the corporation.

         Section 4. At all meetings of stockholders, the holders of record of a majority of the outstanding shares entitled to vote, present either in person or by proxy, shall constitute a quorum, except as may be otherwise provided by law, by the Certificate of Incorporation or by the By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. Any meeting of stockholders may be adjourned to a designated time and place by the vote of a majority of the stockholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting of stockholders need be given, other than by announcement at the meeting, unless the adjournment is for more than thirty

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days,  or if after the  adjournment  a new  record  date is  fixed.  At any such adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 5. Every stockholder of record entitled to vote shall be entitled at every meeting of the stockholders to one vote for every share of voting stock standing in his name. Every such stockholder shall have the right to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. All elections of directors shall be by a majority vote of all outstanding shares entitled to vote and, unless otherwise provided by law, by the Certificate of Incorporation or by the By-Laws, all questions shall be decided by the vote of a majority of the outstanding shares entitled to vote thereon.

         Section 6. Whenever by statute or under any provision of the Certificate of Incorporation or the By-Laws the vote of the holders of stock of the corporation is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such stockholders may be dispensed with, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

         Section 1. The business and affairs of the corporation shall be managed by the Board of Directors consisting of a minimum of three directors. The number of directors shall not be subject to any maximum and shall be fixed from time to time either by the Board of Directors or by the stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. The Board of Directors may adopt such rules and regulations for the call and conduct of its meetings and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Delaware or the By-Laws. Meetings of the Board of Directors, or of any committee thereof, may be held either within or outside of the State of Delaware.

         Section 2. At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors then holding office shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a

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quorum is present may decide any questions  brought before such meeting,  except as otherwise provided by law, the Certificate of Incorporation of the Company or these By-Laws.

         Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 3. The Chairman of the Board and Chief Executive Officer or the President may call a special meeting of the Board of Directors, twenty-four (24) hours notice of which shall be given in person or by mail, telegraph, telephone, facsimile, cable, courier service or electronic mail. At the written request of two directors, such officers or the Secretary shall call a special meeting in like manner and on like notice. Regular meetings of the Board of Directors may be held without notice at such time and places as the Board may determine by prior resolution.

         Section 4. Except as provided in Section 5 of this Article, vacancies occurring in the membership of the Board of Directors, from whatever cause arising, and newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the directors in office at the time, although less than a quorum, or of a sole remaining director.

         Section 5. Any one or more or all the directors may be removed from office, either with or without cause, at any time, by the affirmative vote of the stockholders holding a majority of the outstanding stock, and thereupon the terms of such director or directors who shall have been so removed shall forthwith terminate. Any vacancy or vacancies may be filled by a majority of the remaining Directors, though less than a quorum, provided, however, that the stockholders removing any Director may fill the vacancy caused by such removal.

         Section 6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the corporation. The board may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the By-Laws, shall have and may exercise all the powers and authority of the board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have such power or authority in reference to:

         (a)      amending the Certificate of Incorporation;

         (b)      adopting an agreement of merger or consolidation;

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         (c)      recommending to the stockholders the sale, lease, or  exchange of all or substantially all of the Company's property and assets;

         (d) recommending to the stockholders a dissolution of the Company or a revocation of dissolution;

         (e)      amending or repealing of the By-Laws or adopting new By-Laws;

         (f) fixing compensation of the directors for serving on the Board or any committee thereof;

         (g)      filling vacancies on the Board or any committee thereof; or

         (h) amending or repealing any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may in the resolution designating a committee, provide that such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board may also in the resolution designating a committee, adopt rules and regulations for the call and conduct of the meetings of such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 7. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                    OFFICERS
                                    --------

         Section 1. The officers of the corporation shall be a Chairman of the Board and Chief Executive Officer, a President, a Treasurer, a Comptroller, and a Secretary (of whom only the Chairman of the Board and Chief Executive Officer need be a director of the corporation), and one or more Vice Presidents, Assistant Treasurers, Assistant Comptrollers and Assistant Secretaries, and such other officers, assistant officers or agents (none of whom need be a director) as the Board of Directors from time to time may determine.

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         Any two or more offices may be held by the same person, except that the offices of Chairman of the Board and Chief Executive Officer and Secretary or Assistant Secretary and of President and Secretary or Assistant Secretary may not be held by the same person; nor shall the offices of Chairman of the Board and Chief Executive Officer and Comptroller or Assistant Comptroller and of President and Comptroller or Assistant Comptroller be held by the same person.

         Any Vice President may, in the discretion of the Board of Directors be designated as "Executive" or "Senior" and, in the case of any appointed Vice President, may be designated by the proper officer of the corporation by departmental or functional classification, by any succeeding ordinal number or such other designation that the proper officer may from time to time determine.

         The Chairman of the Board and Chief Executive Officer, President, Treasurer, Comptroller, Secretary and officers at the level of Senior and Executive Vice President and above, and such other officers as the Board may from time to time determine, shall be elected by the Board of Directors. Elected officers shall hold office until a successor is elected and qualified or until their earlier resignation or removal. The Board of Directors may remove any officer from office at any time, with or without cause.

         All other officers of the corporation shall be appointed by the Chairman of the Board and Chief Executive Officer of the corporation or his designee. Appointed officers shall hold office until their resignation or until revocation of their appointment, with or without cause, by such proper officer or his designee or by the Board of Directors.

         No person shall be deemed to be an officer of the corporation, excepting such as shall have been elected or appointed and is holding office pursuant to the provisions of these By-Laws. The Board of Directors may require any and all officers and employees to give bonds.

         The Board of Directors shall fix the compensation of the Chairman and Chief Executive Officer, President, Comptroller, Treasurer and Secretary and all officers of the corporation at or above the level of Senior and Executive Vice President and such other officers as the Board may from time to time determine.

         The compensation for all officers other than those whose compensation requires approval of the Board of Directors under this By-Law shall be fixed by the proper officer of the corporation or his designee, in accordance with the corporation's compensation plans.

                  Section 2. The Chairman of the Board and Chief Executive Officer shall be the Chief Executive Officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall preside at all

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meetings of the stockholders and of the Board of Directors,  if present thereat.
Subject to the control of the Board of Directors, he shall supervise and direct the business of the Company and shall also have and perform such other duties as from time to time be assigned to him by the Board of Directors. He may sign with any other officer so duly authorized, certificates representing stock of the Company, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature) and may sign and execute documents in the name of the Company, including, but not limited to, deeds, mortgages, bonds, contracts, agreements, proxies, bank checks and bank drafts. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Company may require to be brought to their attention. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-Laws.

         Section 3. The President shall have the responsibility to implement the directives of the Board of Directors and the Chairman of the Board and Chief Executive Officer as such directives relate to the corporation's business plans and the conduct of its business operations. He shall exercise all the powers and perform all the duties usual to such office. Unless prohibited by law, the Certificate of Incorporation or the By-Laws, the President may execute any contract, agreement or instrument necessary for the conduct of the business of the corporation. In the absence or incapacity of the Chairman of the Board and Chief Executive Officer, the President shall perform all the duties and exercise the authority of the Chairman of the Board and Chief Executive Officer. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, or the By-Laws.

         Section 4. The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors, shall in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice Presidents shall also perform such other duties and have such other powers as may be prescribed or assigned to them, respectively, from time to time by the Chairman of the Board and Chief Executive Officer, the President, the Board of Directors or the By-Laws.

         Section 5. The Treasurer shall, except as may be otherwise provided in the By-Laws or by the Board of Directors, exercise all the powers and perform all the duties usual to such office, including having the care and custody of the funds and securities of the corporation and depositing the same with such depositories as the Board of Directors may designate. The Treasurer shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Chairman of the Board and Chief Executive Officer, the President, the Board of Directors or the By-Laws.

         Section 6. The Secretary shall exercise all the powers and perform all the duties usual to such office, including keeping the minutes of the meetings of the Board of Directors and of the stockholders, having custody of the seal of

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the  corporation and affixing the seal to documents when authorized to do so. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Chairman of the Board and Chief Executive Officer, the President, the Board of Directors or the By-Laws.

         Section 7. The Comptroller shall exercise all the powers and perform all the duties usual to such office, including supervising the accounts of the corporation, having supervision over and responsibility for the books, records, accounting and system of accounting and auditing in each office of the corporation. He shall also perform such other duties and have such other powers as may be prescribed or assigned to him from time to time by the Chairman of the Board and Chief Executive Officer, the President, the Board of Directors or the By-Laws.

         Section 8. The assistant officers of the corporation shall have such powers and authority and perform such duties as commonly pertain to their respective offices and as may be prescribed by the Chairman of the Board and Chief Executive Officer, the President, the Treasurer, the Secretary, the Comptroller, the Board of Directors or the By-Laws.

                                   ARTICLE IV

                                 CORPORATE SEAL
                                 --------------

         The corporate seal shall be circular in form and shall contain the name of the corporation around the circumference and "Delaware 1973" in the center.

                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

         Section 1. Certificates of stocks shall be in such form or forms as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board and Chief Executive Officer, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

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         Section 2. Transfers of shares shall only be made upon the books of the corporations by the registered holder in person or by attorney, duly authorized, and on surrender of the certificate or certificates for such shares, properly assigned for transfer.

         Section 3. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall give the corporation a bond of indemnity in such form and amount or unlimited in amount as the Board of Directors may prescribe or approve and, if requested to do so, shall advertise the fact of loss or destruction in such manner as the Board of Directors may prescribe, whereupon a new certificate may be issued for the same number of shares as the one claimed to be lost or destroyed.

                                   ARTICLE VI

                                CHECKS AND DRAFTS
                                -----------------

         All checks, drafts or orders for the payment of money shall be signed by such officer or officers or agent or agents, and in such manner, as shall be determined from time to time by the Board of Directors.

                                   ARTICLE VII

                                  RECORD DATES
                                  ------------

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                                  ARTICLE VIII

                           NOTICE AND WAIVER OF NOTICE
                           ---------------------------

         Section 1. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in the United States mail, postage prepaid, directed to the person entitled thereto at his address, as shown on the records of the corporation in the case of a stockholder, or to his last known post office address, if he is not a stockholder, and such notice shall be deemed to have been given on the day of such mailing.

         Section 2. Any notice required to be given under these By-Laws may be waived by the person entitled thereto.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

         Section 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation, if, as and to the extent authorized by the laws of the State of Delaware, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with, or in connection with the defense or settlement of, such action, suit or proceeding. The indemnification provided by statute shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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         Section 2.  Expenses  incurred  by a person  who is or was a  director, officer, employee or agent of the corporation or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by corporation as authorized by this Article. If a claim under this Article is not paid in full by the corporation within ninety
(90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the corporation
(including   its  Board  of   Directors,   independent   legal  counsel  or  its
stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law or other applicable law.

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                                    ARTICLE X

                              CONFLICTING INTERESTS
                              ---------------------

         No director, officer or employee of the corporation at manager level or higher or other employee from time to time designated by the Chairman of the Board and Chief Executive Officer or the President shall have any position with or a substantial interest in any other enterprise operated for profit, the existence of which would conflict or might reasonably be supposed to conflict with the proper performance of his or her responsibilities to the corporation or which might tend to affect his or her independence of judgment with respect to transactions between the corporation and such other enterprise. If a director, officer or any such employee has a position with or substantial interest in another such enterprise, which, when acquired, did not create such an actual or apparent conflict of interest, he or she shall make timely disclosure of such position or interest to the Board of Directors when he or she learns that there is an impending transaction between such enterprise and the corporation or any subsidiary or affiliate of the corporation that might create such an actual or apparent conflict. The Board of Directors, which may act through an appropriate committee or sub-committee, shall adopt such regulations and procedures as shall from time to time appear to it sufficient to secure compliance with the above policy.

                                   ARTICLE XI

                                  RESIGNATIONS
                                  ------------

         Any director, member of a committee, officer or agent of the corporation may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the corporation. The acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE XII

                                   AMENDMENTS
                                   ----------

         These By-Laws may be altered, amended or repealed at any stockholders' meeting by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote, present in person or by proxy, provided that notice of such meeting shall have contained a reference to the proposed alteration, amendment or repeal. The Board of Directors also may alter, amend or repeal these By-Laws at any regular or special meeting, by a majority vote of the entire Board.

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